Exhibit 99.1

Curtiss-Wright Reports First Quarter 2022 Financial Results and Reaffirms Full-Year 2022 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--May 4, 2022--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights:

  Reported sales of $559 million, reflecting timing of defense revenues;
  Reported diluted earnings per share (EPS) of $1.05;
  Adjusted diluted EPS of $1.31;
  New orders of $634 million, up 12%, reflecting strong demand within our Aerospace & Defense (A&D) and Commercial markets; and
  Share repurchases of approximately $12 million.

"Curtiss-Wright delivered solid Adjusted diluted EPS of $1.31 in the first quarter, exceeding our expectations, as the benefits of our combined portfolio of businesses enabled us to partially mitigate the headwinds of continued global supply chain disruption and the delayed signing of the FY22 Defense budget," said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. "We are greatly encouraged by the double-digit order growth in the first quarter, which builds upon our already strong backlog and provides further confidence in our full-year outlook."

“Looking ahead to the remainder of the year, we anticipate steady, sequential improvement in sales, operating margin, diluted EPS and free cash flow, with a greater percentage of our full-year sales weighted to the second half of the year due to the timing of revenue within our defense markets. Overall, we are maintaining our full-year 2022 guidance for total sales growth of 3% to 5% driven by growth in all of our A&D and Commercial markets, continued operating margin expansion, and double-digit Adjusted diluted EPS growth of 10% to 12%, as we continue to successfully execute on our Pivot to Growth strategy to drive long-term shareholder value.”

First Quarter 2022 Operating Results

(In millions)	Q1-2022	Q1-2021	Change
Reported
Sales	$559	$597	(6%)
Operating income	$61	$85	(29%)
Operating margin	10.8%	14.2%	(340 bps)

Adjusted (1)
Sales	$559	$590	(5%)
Operating income	$71	$89	(20%)
Operating margin	12.7%	15.0%	(230 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $559 million, down $30 million, or 5%;
  Total Aerospace & Defense (A&D) market sales decreased 10%, while total Commercial market sales increased 5%;
  In our A&D markets, strong double-digit growth in the commercial aerospace market was more than offset by reductions in our defense markets due to the timing of sales, ongoing supply chain headwinds and the delayed signing of the FY22 defense budget;
  In our Commercial markets, we experienced solid demand in the general industrial market, as well as higher sales within the power & process markets, despite the wind down on the China Direct AP1000 program; and
  Adjusted operating income of $71 million decreased 20%, while Adjusted operating margin decreased 230 basis points to 12.7%, principally driven by unfavorable overhead absorption on lower revenues and mix in our Defense Electronics and Naval & Power segments. These decreases were partially offset by higher revenues and increased profitability in the Aerospace & Industrial segment, as well as the benefits of our ongoing company-wide operational excellence initiatives.

First Quarter 2022 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2022	Q1-2021	Change
Reported
Sales	$191	$180	6%
Operating income	$25	$19	31%
Operating margin	13.0%	10.6%	240 bps

Adjusted (1)
Sales	$191	$178	8%
Operating income	$25	$19	34%
Operating margin	13.0%	10.4%	260 bps
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $191 million, up $13 million, or 8%;
  Higher commercial aerospace market revenue reflected strong demand for actuation and sensors products, as well as surface treatment services, primarily on narrowbody platforms;
  Higher general industrial market revenue was principally driven by increased sales of industrial vehicle products, most notably serving off-highway platforms;
  Aerospace defense market revenue growth reflected higher sales of actuation products and surface treatment services on the F-35 program, mainly offset by lower sales of sensors equipment on various programs; and
  Adjusted operating income was $25 million, up 34% from the prior year, while Adjusted operating margin increased 260 basis points to 13.0%, reflecting strong absorption on higher sales and the benefits of our ongoing operational excellence and prior year restructuring initiatives.

Defense Electronics

(In millions)	Q1-2022	Q1-2021	Change
Reported
Sales	$143	$181	(21%)
Operating income	$23	$37	(36%)
Operating margin	16.3%	20.2%	(390 bps)

Adjusted (1)
Sales	$143	$182	(22%)
Operating income	$23	$38	(39%)
Operating margin	16.3%	20.9%	(460 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $143 million, down $39 million, or 22%, principally reflected the timing of sales within our aerospace and ground defense markets as certain revenues shifted out of the first quarter of 2022 due to ongoing supply chain headwinds and the delayed signing of the FY22 defense budget;
  Naval defense market revenue declines primarily reflected the timing of revenues on the Virginia-class submarine program and various surface ships; and
  Adjusted operating income was $23 million, down 39% from the prior year, while adjusted operating margin decreased 460 basis points to 16.3%, primarily reflecting reduced absorption and unfavorable mix on lower defense sales, which more than offset the benefits of our ongoing operational excellence initiatives.

Naval & Power

(In millions)	Q1-2022	Q1-2021	Change
Reported
Sales	$225	$236	(4%)
Operating income	$27	$38	(28%)
Operating margin	12.1%	16.2%	(410 bps)

Adjusted (1)
Sales	$225	$230	(2%)
Operating income	$33	$41	(20%)
Operating margin	14.5%	17.7%	(320 bps)
(1) Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $225 million, down $5 million, or 2%;
  Naval defense market revenue declines primarily reflected lower revenues on the CVN-80 aircraft carrier and Virginia-class submarine programs, partially offset by higher revenues on the CVN-81 aircraft carrier and Columbia-class submarine programs;
  Higher power & process market sales reflected strong growth in nuclear aftermarket revenues supporting the maintenance of existing operating reactors and strong industrial valve demand in the process market; Those increases were mainly offset by the timing of production on the China Direct AP1000 program; and
  Adjusted operating income was $33 million, down 20% from the prior year, while adjusted operating margin decreased 320 basis points to 14.5%, driven by unfavorable absorption on lower naval defense market revenues and unfavorable mix in the power & process market.

Free Cash Flow

(In millions)	Q1-2022	Q1-2021	Change
Net cash used for operating activities	$(124)	$(27)	(367%)
Capital expenditures	(11)	(9)	(28%)
Reported free cash flow	$(135)	$(35)	(285%)
Adjusted free cash flow (1)	$(112)	$(35)	(219%)
(1) A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of ($135) million decreased approximately $100 million, primarily due to higher working capital and the Westinghouse legal settlement payment;
  Adjusted free cash flow of ($112) million decreased $77 million; and
  Capital expenditures increased $2 million compared with the prior year, primarily due to higher capital investments within the Aerospace & Industrial segment.

New Orders and Backlog

  New orders of $634 million increased 12% and generated an overall book-to-bill that exceeded 1.1x, principally driven by solid demand for naval defense and commercial aerospace products within our A&D markets, and for industrial vehicle products within our Commercial markets; and
  Backlog of $2.3 billion, up 3% from December 31, 2021, reflects higher demand in both our A&D and commercial markets.

Share Repurchase and Dividends

  During the first quarter, the Company repurchased 87,303 shares of its common stock for approximately $12 million; and
  The Company also declared a quarterly dividend of $0.18 a share, unchanged from the previous quarter.

Other Items – Westinghouse Legal Settlement

  In February 2022, the Company and Westinghouse reached an agreement to settle all open claims and counterclaims under the AP1000 U.S. and China contracts;
  The Company’s 2021 and 2022 non-GAAP results have been adjusted for this legal matter;
  The Company recorded full-year charges of approximately $13 million in 2021 related to this matter; and
  The terms of the settlement require a $25 million cash payment, with $15 million paid in the first quarter of 2022 and $10 million to be paid in the first quarter of 2023.

Full-Year 2022 Guidance

The Company maintains its full-year 2022 Adjusted financial guidance (1) as follows:

(In millions, except EPS)	2022 Adjusted Non-GAAP Guidance	% Chg vs 2021
Total Sales	$2,530 - $2,580	Up 3% - 5%
Operating Income	$432 - $446	Up 3% - 6%
Operating Margin	17.1% - 17.3%	Up 10 - 30 bps
Diluted EPS	$8.05 - $8.25	Up 10% - 12%
Free Cash Flow (2)	$345 - $365	Up 0% - 5%
(1) Reconciliations of Reported to Adjusted 2021 operating results and 2022 financial guidance are available in the Appendix.
(2) 2022 Adjusted Free Cash Flow includes $50 - $60 million in capital expenditures, compared with $41 million in 2021.

A more detailed breakdown of the Company’s 2022 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss first quarter 2022 financial results and updates to 2022 guidance at 10:00 a.m. ET on Thursday, May 5, 2022. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Product sales	$453,421	$508,975
Service sales	106,040	88,084
Total net sales	559,461	597,059

Cost of product sales	294,527	329,454
Cost of service sales	63,532	57,848
Total cost of sales	358,059	387,302

Gross profit	201,402	209,757

Research and development expenses	20,549	21,863
Selling expenses	28,092	29,596
General and administrative expenses	87,600	73,232
Loss on divestiture	4,651	—

Operating income	60,510	85,066

Interest expense	9,530	9,959
Other income, net	2,997	4,843

Earnings before income taxes	53,977	79,950
Provision for income taxes	(13,292)	(20,481)
Net earnings	$40,685	$59,469

Net earnings per share:
Basic earnings per share	$1.06	$1.45
Diluted earnings per share	$1.05	$1.45

Dividends per share	$0.18	$0.17

Weighted average shares outstanding:
Basic	38,456	40,933
Diluted	38,668	41,103

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$136,682	$171,004
Receivables, net	661,129	647,148
Inventories, net	448,122	411,567
Assets held for sale	—	10,988
Other current assets	63,942	67,101
Total current assets	1,309,875	1,307,808
Property, plant, and equipment, net	355,363	360,031
Goodwill	1,458,899	1,463,026
Other intangible assets, net	523,913	538,077
Operating lease right-of-use assets, net	147,224	143,613
Prepaid pension asset	260,238	256,422
Other assets	33,855	34,568
Total assets	$4,089,367	$4,103,545

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$202,500	$—
Accounts payable	168,772	211,640
Accrued expenses	109,077	144,466
Income taxes payable	1,478	3,235
Deferred revenue	224,679	260,157
Liabilities held for sale	—	12,655
Other current liabilities	93,745	102,714
Total current liabilities	800,251	734,867
Long-term debt, net	967,744	1,050,610
Deferred tax liabilities	150,085	147,349
Accrued pension and other postretirement benefit costs	84,610	91,329
Long-term operating lease liability	128,897	127,152
Long-term portion of environmental reserves	13,924	13,656
Other liabilities	94,436	112,092
Total liabilities	2,239,947	2,277,055

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	122,603	127,104
Retained earnings	2,942,580	2,908,827
Accumulated other comprehensive loss	(191,524)	(190,465)
Less: cost of treasury stock	(1,073,426)	(1,068,163)
Total stockholders' equity	1,849,420	1,826,490

Total liabilities and stockholders' equity	$4,089,367	$4,103,545

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions in the prior year, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$191,112	$—	$191,112	$180,331	$(2,599)	$177,732	6%	8%
Defense Electronics (2)	143,069	—	143,069	181,212	1,080	182,292	(21)%	(22)%
Naval & Power (3)	225,280	—	225,280	235,516	(5,583)	229,933	(4)%	(2)%

Total sales	$559,461	$—	$559,461	$597,059	$(7,102)	$589,957	(6)%	(5)%

Operating income (expense):
Aerospace & Industrial (1)	$24,853	$—	$24,853	$19,025	$(476)	$18,549	31%	34%
Defense Electronics (2)	23,290	—	23,290	36,623	1,560	38,183	(36)%	(39)%
Naval & Power (3)	27,288	5,427	32,715	38,057	2,589	40,646	(28)%	(20	) %

Total segments
Corporate and other (4)	(14,921)	4,876	(10,045)	(8,639)	45	(8,594)	(73)%	(17)%

Total operating income	$60,510	$10,303	$70,813	$85,066	$3,718	$88,784	(29)%	(20)%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	13.0%		13.0%	10.6%		10.4%	240 bps	260 bps
Defense Electronics	16.3%		16.3%	20.2%		20.9%	(390 bps)	(460 bps)
Naval & Power	12.1%		14.5%	16.2%		17.7%	(410 bps)	(320 bps)
Total Curtiss-Wright	10.8%		12.7%	14.2%		15.0%	(340 bps)	(230 bps)

Segment margins	13.5%		14.5%	15.7%		16.5%	(220 bps)	(200 bps)

(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program, which we substantially exited in the fourth quarter of 2020.
(2) Excludes first year purchase accounting adjustments in the prior period.
(3) Excludes the results of operations from our German valves business, which was sold in January 2022, and the loss on divestiture in the current period.
(4) Excludes costs associated with shareholder activism in the current period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021			2022 vs. 2021
	Reported			Reported			Change in	Change in
	Sales	Adjustments	Adjusted Sales	Sales	Adjustments	Adjusted Sales	Reported Sales	Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$98,004	$—	$98,004	$111,016	$—	$111,016	(12%)	(12%)
Ground Defense (1)	39,108	—	39,108	55,746	1,080	56,826	(30%)	(31%)
Naval Defense	162,967	—	162,967	177,905	—	177,905	(8%)	(8%)
Commercial Aerospace (2)	60,892	—	60,892	57,269	(2,599)	54,670	6%	11%
Total Aerospace & Defense	$360,971	$—	$360,971	$401,936	$(1,519)	$400,417	(10%)	(10%)

Commercial markets:
Power & Process (3)	104,788	—	104,788	105,504	(5,583)	99,921	(1%)	5%
General Industrial	93,702	—	93,702	89,619	—	89,619	5%	5%
Total Commercial	$198,490	$—	$198,490	$195,123	$(5,583)	$189,540	2%	5%

Total Curtiss-Wright	$559,461	$—	$559,461	$597,059	$(7,102)	$589,957	(6%)	(5%)

(1) Excludes first year purchase accounting adjustments in the prior period.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program, which we substantially exited in the fourth quarter of 2020.
(3) Excludes the prior period results of our German valves business, which was sold in January 2022.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
Diluted earnings per share - As Reported	$1.05	$1.45
Divested German valves business	0.11	0.04
Costs associated with shareholder activism	0.10	—
Former executive pension settlement expense	0.05	—
First year purchase accounting adjustments	—	0.03
Exit of build-to-print actuation product line	—	(0.01)
Diluted earnings per share - Adjusted (1)	$1.31	$1.51

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions made during the last twelve months, loss on divestiture of the German valves business, and foreign currency fluctuations.

	Three Months Ended
	March 31,
	2022 vs. 2021
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	31%	(21%)	(36%)	(4%)	(28%)	(6%)	(29%)
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Loss on divestiture	0%	0%	0%	0%	0%	14%	0%	6%
Foreign Currency	1%	2%	0%	(1%)	0%	0%	0%	1%
Organic	7%	33%	(21%)	(37%)	(4%)	(14%)	(6%)	(22%)

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2022 excludes: (i) payments associated with the Westinghouse legal settlement and (ii) executive pension payments. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net cash used for operating activities	$(124,315)	$(26,603)
Capital expenditures	(10,896)	(8,537)
Free cash flow	$(135,211)	$(35,140)
Westinghouse legal settlement	15,000	—
Pension payment to former executive	8,214	—
Adjusted free cash flow	$(111,997)	$(35,140)
Adjusted free cash flow conversion	(221%)	(56%)

CURTISS-WRIGHT CORPORATION
2022 Guidance
As of May 4, 2022
($'s in millions, except per share data)

	2021	2021	2021	2022		2022	2022
	Reported	Adjustments(1)	Adjusted(1)	Reported Guidance		Adjustments(2,3)	Adjusted Guidance(1,2,3)
	(GAAP)	(Non-GAAP)	(Non-GAAP)	(GAAP)		(Non-GAAP)	(Non-GAAP)
									2022 Chg
									vs 2021
				Low	High		Low	High	Adjusted
Sales:
Aerospace & Industrial	$786	$(11)	$775	$805	$825	$—	$805	$825	4 - 6%
Defense Electronics	724	4	728	745	760	—	745	760	2 - 4%
Naval & Power	995	(30)	965	980	995	—	980	995	2 - 3%
Total sales	$2,506	$(37)	$2,468	$2,530	$2,580	$—	$2,530	$2,580	3 to 5%

Operating income:
Aerospace & Industrial	$122	$(2)	$120	$131	$135	$—	$131	$135	9 - 12%
Defense Electronics	159	5	164	164	169	—	164	169	0 - 3%
Naval & Power	142	34	176	172	176	6	177	182	1 - 4%
Total segments	423	38	460	466	480	6	472	486
Corporate and other	(40)	—	(40)	(44)	(45)	5	(39)	(40)
Total operating income	$383	$38	$420	$422	$435	$11	$432	$446	3 to 6%

Interest expense	$(40)	$—	$(40)	$(40)	$(41)	$—	$(40)	$(41)
Other income, net	12	3	15	8	9	9	17	18
Earnings before income taxes	355	41	395	390	403	20	409	422
Provision for income taxes	(87)	(10)	(97)	(95)	(97)	(5)	(98)	(101)
Net earnings	$267	$31	$298	$296	$306	$15	$311	$321

Diluted earnings per share	$6.58	$0.76	$7.34	$7.67	$7.87	$0.38	$8.05	$8.25	10 to 12%
Diluted shares outstanding	40.6		40.6	38.6	38.8		38.6	38.8
Effective tax rate	24.6%		24.6%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	15.5%		15.5%	16.2%	16.4%		16.2%	16.4%	70 to 90 bps
Defense Electronics	22.0%		22.6%	22.0%	22.2%		22.0%	22.2%	(40 to 60 bps)
Naval & Power	14.2%		18.2%	17.5%	17.7%		18.1%	18.3%	(10) to 10 bps
Total operating margin	15.3%		17.0%	16.7%	16.9%		17.1%	17.3%	10 to 30 bps

Free cash flow	$347		$347	$306	$326	$39	$345	$365

Notes: Full year amounts may not add due to rounding.

(1) 2021 Adjusted financials excludes the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max program; the results of operations and related impairments from our German valves business; pension settlement charges related to the retirement of two former executives (within non-operating income); and one-time legal settlement costs.

(2) 2022 Adjusted financials exclude the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow guidance excludes executive pension settlement payments of $24 million and a legal settlement payment of $15 million.

CURTISS-WRIGHT CORPORATION
2022 Sales Growth Guidance by End Market
As of May 4, 2022

	2022 % Change
	vs 2021 Adjusted(1)	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	0 - 2%	18%
Ground Defense	2 - 4%	9%
Naval Defense	1 - 3%	28%
Commercial Aerospace	9 - 11%	11%
Total Aerospace & Defense	2 - 4%	66%

Commercial Markets
Power & Process	1 - 3%	18%
General Industrial	6 - 8%	16%
Total Commercial	4 - 6%	34%

Total Curtiss-Wright Sales	3 - 5%	100%

(1) 2021 Adjusted Sales exclude the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max programs; and the results of operations from our German valves business.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of 7,800 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com